Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-50900, 33-96172, and 333-68700 pertaining to the Orthofix International N.V. Staff Share Option Plan and the Orthofix International N.V. Executive Share Option Plan, on Form S-8 No. 33-96066 pertaining to the 1983 Incentive Stock Option Plan of Orthofix International N.V., 1990 Incentive Plan and Orthofix Inc. Employee Stock Purchase Plan, on Form S-8 No. 333-107537 pertaining to the Orthofix International N.V. Staff Share Option Plan and Orthofix Inc. Employee Stock Purchase Plan and on Form S-8 No. 333-5932 pertaining to the Orthofix International N.V. Staff Share Option Plan of our report dated March 5, 2004, with respect to the consolidated financial statements and financial statement schedule of Orthofix International N.V. as of and for the two years ended December 31, 2003, and of our reports dated June 7, 2002 with respect to our audits of the consolidated statements of operations, shareholders' equity and cash flows of Novamedix Distribution Limited and Inter Medical Supplies Limited for the year ended December 31, 2001 included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                /s/ Ernst & Young LLP

Charlotte, North Carolina
March 10, 2004